UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2012

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Each of Russell C. Horowitz, the Chairman and Chief Executive Officer of Marchex, Inc. (“Marchex”), John Keister, Marchex’s Executive Vice Chairman, and Ethan Caldwell, Marchex’s General Counsel and Chief Administrative Officer, have entered into a Rule 10b5-1 purchase plan (together, the “Rule 10b5-1 Purchase Plans”) pursuant to their previously announced intention to purchase shares of Marchex’s Class B common stock in open market transactions over the balance of the year. In connection with establishing the Rule 10b5-1 Purchase Plans, Messrs. Horowitz, Keister and Caldwell terminated their previously established Rule 10b5-1 sales plans. In addition, Michael Arends, Marchex’s Chief Financial Officer, commenced purchasing shares of Marchex’s Class B common stock on May 16, 2012.

The Rule 10b5-1 Purchase Plans provide for purchases of specified share amounts at specific market prices, subject to specified limitations, and requires that such purchases be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Marchex permits its directors, officers and certain employees to enter into stock trading plans with respect to Marchex common stock which are intended to qualify for the safe harbor under Rule 10b5-1, subject to Marchex’s applicable guidelines and policies on insider trading. The Rule 10b5-1 Purchase Plans were adopted in accordance with Marchex’s Code of Conduct for all officers, directors and employees. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer